Exhibit 99.1
SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Background
The unaudited pro forma financial information included herein is intended to present the expected impact and scope of change of certain transactions, identified below, to the historical financial position and results of operations of Summit Midstream Corporation (the “Company”).
Corporate Reorganization. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company undertook a corporate reorganization (the “Corporate Reorganization”) on August 1, 2024 whereby it became the new holding company of Summit Midstream Partners, LP (the “Partnership”), a Delaware master limited partnership. The Corporate Reorganization was accounted for as a common-control transaction between the Partnership and the Company as a result of the Partnership’s unitholders controlling both the Partnership and the Company before and after the Corporate Reorganization. In the case of this common-control transaction, the historical financial statements of the Partnership became the historical financial statements of the Company, except for certain changes that conform the Partnership’s historical financial statements to a corporate entity.
As a result of the Corporate Reorganization, periods prior to August 1, 2024 reflect the Company as a limited partnership, not a corporation. References to common units for periods prior to the Corporate Reorganization refer to common units of the Partnership, and references to common stock for periods following the Corporate Reorganization refer to shares of common stock of the Company. The primary financial impacts of the Corporate Reorganization to the consolidated financial statements were (i) reclassification of the partnership capital accounts to equity accounts reflective of a corporation, (ii) an update of certain limited partner terms to synonymous corporate entity terms, and (iii) income tax effects. The Corporate Reorganization had no impact to historical revenues, expenses, assets, liabilities, or cash flows.
Divestitures. Summit Utica Sale. On March 22, 2024, the Company completed the disposition of Summit Utica, LLC (“Summit Utica”) to a subsidiary of MPLX LP for a cash sale price of $625.0 million, subject to customary post-closing adjustments (the “Utica Sale”). Summit Utica was the owner of (i) approximately 36% of the issued and outstanding equity interests in Ohio Gathering Company, L.L.C. (“OGC”), (ii) approximately 38% of the issued and outstanding equity interests in Ohio Condensate Company, L.L.C. (together with OGC, “Ohio Gathering”) and (iii) midstream assets located in the Utica Shale. Ohio Gathering was the owner of a natural gas gathering system and condensate stabilization facility located in Belmont and Monroe counties in the Utica Shale in southeastern Ohio.
Mountaineer Midstream System. On May 1, 2024, the Company completed the sale of Mountaineer Midstream Company, LLC (“Mountaineer Midstream”), to Antero Midstream LLC for a cash sale price of $70.0 million, subject to customary post-closing adjustments (the “Mountaineer Transaction”). Mountaineer Midstream was the owner of midstream assets located in the Marcellus Shale. Prior to closing the Mountaineer Transaction, the Company sold related compression assets located in the Marcellus Shale to a compression service provider for cash consideration of approximately $5 million in April 2024 (collectively with the Utica Sale and the Mountaineer Transaction, the “Divestitures”).
Refinancing Transactions. The Company completed a series of transactions in 2024 and early 2025 to refinance the Company’s existing indebtedness, which included (i) the March 2024 tender offer of the Company’s 8.500% Senior Secured Second Lien Notes due 2026 (the “2026 Secured Notes,” and such offer, the “Excess Cash Flow Offer”) that resulted in the repurchase and cancellation of $13.6 million aggregate principal amount of the 2026 Secured Notes in April 2024, (ii) the May 2024 tender offer of the Company’s 2026 Secured Notes (the “Asset Sale Offer”) that resulted in the repurchase and cancellation of $6.9 million aggregate principal amount of the 2026 Secured Notes in June 2024, (iii) the July 2024 issuance of $575.0 million aggregate principal amount of 8.625% Senior Secured Second Lien Notes due 2029 (the “Initial 2029 Secured Notes”), (iv) the June 2024 redemption of all $209.5 million of the Company’s 12.00% Senior Notes due 2026 (the “2026 Unsecured Notes Redemption”), (v) the July 2024 redemption of all $49.8 million of the Company’s 5.75% Senior Notes due 2025 (the “2025 Notes Redemption”) that was completed in August 2024, (vi) the July 2024 tender offer and redemption of the Company’s 2026 Secured Notes (the “2026 Secured Notes Tender Offer”) that resulted in the full payment and discharge of the 2026 Secured Notes by effecting a $649.8 million settlement in July 2024 and a $114.7 million settlement in October 2024, and (vii) the January 10, 2025 issuance of $250.0 million of additional 8.625% Senior Secured Second Lien Notes due 2029 (collectively with the Excess Cash Flow Offer, the Asset Sale Offer, the issuance of Initial 2029 Secured Notes, the 2026 Unsecured Notes Redemption, the 2025 Notes Redemption and the 2026 Secured Notes Tender Offer, the “Refinancing Transactions”).

Tall Oak Acquisition. The board of directors of the Company unanimously approved the business contribution agreement (the “Business Contribution Agreement”) with Tall Oak Midstream Holdings, LLC (“Tall Oak”) whereby Tall Oak agreed to contribute to the Company all of the issued and outstanding equity interests of Tall Oak Midstream Operating, LLC for total consideration equal to $425.0 million (the “Tall Oak Acquisition”). Total consideration consisted of (i) a $155.0 million cash payment, (ii) cash earn-out payments of up to $25.0 million dependent upon performance of the business and (iii) the issuance of 7,471,008 million shares of Class B common stock of the Company and 7,471,008 common units representing limited partner interest of the Partnership, that are exchangeable into an equivalent quantity of the Company common stock on a 1:1 exchange ratio. On December 2, 2024, the Company consummated the transaction contemplated in the Business Contribution Agreement.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
The previously discussed Corporate Reorganization was accounted for as a common-control transaction between the Partnership and the Company as a result of the Partnership’s unitholders controlling both the Partnership and the Company before and after the Corporate Reorganization. As a result of the Corporate Reorganization, periods prior to August 1, 2024 reflect Summit Midstream as a limited partnership, not a corporation. References to common units for periods prior to the Corporate Reorganization refer to common units of the Partnership, and references to common stock for periods following the Corporate Reorganization refer to shares of common stock of the Company. The primary financial impacts of the Corporate Reorganization to the consolidated financial statements were (i) reclassification of the partnership capital accounts to equity accounts reflective of a corporation, (ii) an update of certain limited partner terms to synonymous corporate entity terms and (ii) income tax effects. The Corporate Reorganization had no impact to historical revenues, expenses, assets, liabilities, or cash flows.
To prepare the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024, the Company’s statement of operations for the year ended December 31, 2024 was used as the starting point and then adjusted to give effect to the following transactions as if they had occurred on January 1, 2024; (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition.
The Company’s unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the financial statements and related notes appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Use of Estimates
The unaudited pro forma condensed consolidated statement of operations included herein is for information purposes only and is not necessarily indicative of the results that might have occurred had (i) the Divestitures, (ii) the Corporate Reorganization (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition taken place on January 1, 2024. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated statement of operations for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated statement of operations and actual results. The pro forma adjustments in the unaudited pro forma condensed consolidated statements of operations included herein include the use of estimates and assumptions as described in the accompanying notes. The pro forma adjustments are based on information available to the Company at the time this unaudited pro forma condensed consolidated statement of operations was prepared.
The Company believes its current estimates provide a reasonable basis for presenting the significant effects of (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed consolidated statement of operations includes only those adjustments related to (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition.

SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Year Ended December 31, 2024

(In thousands, except per-common amounts)	Historical	Divestitures: Pro forma adjustments		Corporate Reorganization: Pro forma adjustments		Refinancing Transactions: Pro forma adjustments		Tall Oak historical financial statements		Tall Oak conforming and other transaction adjustments		Unaudited Pro forma Combined
Revenues:
Gathering services and related fees	$200,844	$(18,851)	(a)	$—		$—		$67,937	(f)	$—		$249,930
Natural gas, NGLs and condensate sales	195,027	—		—		—		21,651	(f)	—		216,678
Other revenues	33,748	—		—		—		—		—		33,748
Total revenues	429,619	(18,851)		—		—		89,588		—		500,356
Costs and expenses:
Cost of natural gas and NGLs	114,996	—		—		—		1,552	(f)	—		116,548
Operation and maintenance	100,968	(2,259)	(a)	—		—		21,614	(f)	—		120,323
General and administrative	55,562	(220)	(a)	—		—		15,622	(f)	—		70,964
Depreciation and amortization	100,647	(4,248)	(a)	—		—		20,698	(f)	5,233	(h)	122,330
Transaction costs	30,956	—		—		—		—		—		30,956
Acquisition integration costs	165	—		—		—		—		—		165
(Gain) loss on asset sales, net	1	—		—		—		(10)	(f)	—		(9)
Long-lived asset impairments	68,260	(67,916)	(c)	—		—		—		—		344
Total costs and expenses	471,555	(74,643)		—		—		59,476		5,233		461,621
Other income, net	4,188	—		—		—		249	(f)	—		4,437
Gain on interest rate swaps	4,127	—		—		—		—		—		4,127
Gain (loss) on sale of business	82,187	(82,187)	(b)	—		—		—		—		—
Gain on sale of equity method investment	126,261	(126,261)	(b)	—		—		—		—		—
Interest expense	(115,446)	—		—		23,069	(e)	(11,205)	(f)	11,205	(e)	(92,377)
Loss on early extinguishment of debt	(50,075)	—		—		50,075	(e)	—		—		—
Income from equity method investees	24,197	(7,039)	(a)	—		—		—		—		17,158
Income (loss) before income taxes	33,503	(159,695)		—		73,144		19,156		5,972		(27,920)
Income tax expense	(146,678)	—		(20,727)	(d)	—		—		—		(167,405)
Net loss	(113,175)	(159,695)		(20,727)		73,144		19,156		5,972		(195,325)
Less: Net income attributable to Subsidiary Series A Preferred Units	(14,806)	—		—		—		—		—		(14,806)
Add: Net loss attributable to noncontrolling interest	5,822	—		—		—		—		11,792	(g)	17,614
Net loss attributable to Summit Midstream Corporation	$(122,159)	$(159,695)		$(20,727)		$73,144		$19,156		$17,764		$(192,517)
Less: net income attributable to Series A Preferred Stock	(13,337)	—		—		—		—		—		(13,337)
Net income (loss) per common:	$(135,496)	$(159,695)		$(20,727)		$73,144		$19,156		$17,764		$(205,854)

Common – basic	$(12.78)											$(19.42)
Common – diluted	$(12.78)											$(19.42)
Weighted-average limited partner units outstanding:
Common – basic	10,600											10,600
Common – diluted	10,600											10,600
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated statement of operations.

SUMMIT MIDSTREAM CORPORATION AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
BASIS OF PRESENTATION AND PRO FORMA ADJUSTMENTS
The unaudited pro forma condensed consolidated statement of operations gives effect to the pro forma adjustments necessary to reflect (i) the Divestitures, (ii) the Corporate Reorganization, (iii) the Refinancing Transactions and (iv) the Tall Oak Acquisition as if they had occurred on January 1, 2024 (the beginning of the fiscal year presented). The unaudited pro forma adjustments were prepared based upon available information and assumptions that management believes depict the accounting for the transaction. The unaudited pro forma condensed consolidated statement of operations does not give effect to the potential impact of any anticipated synergies, operating efficiencies, or cost savings that may result from the transactions or of any integration costs.
“Historical” - represents the historical statement of operations of the Company for the year ended December 31, 2024.
(a) Pro forma adjustment eliminates revenues, costs and income from equity method investees attributable to the Divestitures.
(b) Pro forma adjustment eliminates the gain recognized upon the occurrence of the Utica Sale.
(c) Pro forma adjustment eliminates the impairment associated with the Mountaineer Transaction.
(d) Pro forma adjustment increases the Company’s deferred income tax expense by treating the Partnership as a taxable entity for the period from January 1, 2024 through July 31, 2024.
(e) Pro forma adjustment (i) decreases interest expense as a result of using asset sale proceeds to complete the Refinancing Transactions on January 1, 2024, and (ii) eliminates the loss on the early extinguishment of debt.
(f) Pro forma adjustment represents the historical unaudited consolidated income statement of Tall Oak for January 1, 2024 through December 1, 2024.
(g) Pro forma adjustment recognizes the non-controlling interest, resulting from the Tall Oak Acquisition, for the period from January 1, 2024 to December 1, 2024 and excludes the impact of any of the Divestitures.
(h) Pro forma adjustment increases depreciation expense for the step-up in the U.S. GAAP basis of the acquired property, plant and equipment in accordance with FASB ASC 805, Business Combinations.
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